Exhibit 4.2

CITIGROUP INC.

and

THE BANK OF NEW YORK MELLON

SECOND SUPPLEMENTAL INDENTURE

Dated as of May 18, 2016

Supplemental to Indenture dated as of April 12, 2001

providing for the issuance of Subordinated Debt Securities

SECOND SUPPLEMENTAL INDENTURE dated as of May 18, 2016 (this “Second Supplemental Indenture”), between Citigroup Inc., a Delaware corporation (the “Company”), and The Bank of New York Mellon, a New York banking corporation, not in its individual capacity but solely as trustee (the “Trustee”) under the Indenture dated as of April 12, 2001 (as supplemented, the “Indenture”).

WHEREAS, pursuant to Section 13.01(g) of the Indenture, the Company and the Trustee may enter into a supplemental indenture to supplement any provision in the Indenture;

WHEREAS, the Company desires to enter into this Second Supplemental Indenture and hereby requests that the Trustee enter into the same;

WHEREAS, all acts and requirements necessary to make this Second Supplemental Indenture the legal, valid and binding obligation of the Company have been done;

NOW, THEREFORE, the Company and the Trustee agree as follows:

ARTICLE ONE

Modifications

Section 1.01. Section 9.02(a) of the Indenture is hereby amended and restated to read as follows:

“The Company will file with the Trustee, within 30 days after the Company shall be required so to file the same with the Securities and Exchange Commission, copies of the annual reports and of the information, documents and other reports which the Company may be required to file with the Securities and Exchange Commission pursuant to the provisions of Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (or copies of such portions of any of the foregoing as the Securities and Exchange Commission may by rules and regulations prescribe); or, if the Company is not required to file information, documents or reports pursuant to the provisions of either of such Sections, then the Company will file with the Trustee and the Securities and Exchange Commission, in accordance with rules and regulations prescribed by the Securities and Exchange Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to the provisions of Section 13 of the Securities Exchange Act of 1934, in respect of a security listed and registered on a national securities exchange, as may be prescribed in such rules and regulations, in each case only in the event such report, information or document is not publicly available on the website of the Securities and Exchange Commission and only to the extent required by the Trust Indenture Act and related rules and regulations prescribed by the Securities and Exchange Commission.”

ARTICLE TWO

Miscellaneous

Section 2.01. The Trustee accepts the trusts created by this Second Supplemental Indenture upon the terms and conditions set forth in the Indenture. The Trustee shall not be responsible or accountable in any manner whatsoever for or in respect of, and makes no representation with respect to, the validity or sufficiency of this Second Supplemental Indenture or the due execution hereof by the Company and shall not be responsible in any manner whatsoever for or in respect of the correctness of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

Section 2.02. Capitalized terms used but not defined in this Second Supplemental Indenture shall have the meanings given to such terms in the Indenture.

Section 2.03. Except as hereby expressly modified, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

Section 2.04. This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original for all purposes; but such counterparts shall together be deemed to constitute but one and the same instrument.

IN WITNESS WHEREOF, each of CITIGROUP INC. and THE BANK OF NEW YORK MELLON, as Trustee, has caused this Second Supplemental Indenture to be signed by one of its officers thereunto duly authorized as of May 18, 2016.

CITIGROUP INC.

By:	/s/ Joseph Bonocore
Name:	Joseph Bonocore
Title:	Deputy Treasurer

THE BANK OF NEW YORK MELLON

By:	/s/ Laurence J. O’ Brien
Name:	Laurence J. O’Brien
Title:	Vice President